SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                        the Securities Exchange Act 1934

         Date of Report (Date of earliest event reported): May 10, 2006

                                    AVP, Inc.
               (Exact name of registrant as specified in charter)

                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)

        005-79737                                         98-0142664
 (Commission File Number)                      (IRS Employer Identification No.)
 ------------------------                      ---------------------------------

6100 Center Drive, Suite 900, Los Angeles, CA               90045
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(Address of principal executive offices)                  (Zip Code)

Registrant's telephone number, including area code: (310) 426-8000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

      See Item 5.02.

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

      On May 10, 2006, Mr. William Chardavoyne was appointed by the Board of Directors (the "Board") of AVP, Inc. (the "Company") to serve on the Board of the Company. Mr. Chardavoyne has been appointed to serve as Chairman of the Board's Audit Committee. Mr. Chardavoyne accepted his appointment as director on May 10, 2006 pursuant to an offer letter from the Company, dated May 9, 2006, in which the Company, among other things, outlines his compensation for serving as a director and a member of a committee of the Board of the Company. There are no other arrangements or understandings between Mr. Chardavoyne and any other persons pursuant to which Mr. Chardavoyne was selected as a director. There have been no other transactions since the beginning of the Company's last fiscal year, or any currently proposed transaction, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Chardavoyne had, or will have, a direct or indirect material interest.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AVP, INC.


                                        By:  /s/ Andrew Reif
                                          --------------------------------------
                                        Name:    Andrew Reif
                                        Title:   Chief Operating Officer

Dated:  May 12, 2006